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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-32173) pertaining to the Bank of the Ozarks, Inc. Stock Option Plan for the registration of 100,000 additional shares of Bank of the Ozarks, Inc. common stock of our report dated January 11, 2001, with respect to the consolidated financial statements of Bank of the Ozarks, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                               Ernst & Young LLP

Little Rock, Arkansas
August 27, 2001